    AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON OCTOBER 2, 1997
                                                     REGISTRATION NO. 333-
================================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                            ------------------------

                                    FORM S-1
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933

                            ------------------------

                               CORIXA CORPORATION
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

            DELAWARE                          2836                         91-1654387
(STATE OR OTHER JURISDICTION OF   (PRIMARY STANDARD INDUSTRIAL          (I.R.S. EMPLOYER
 INCORPORATION OR ORGANIZATION)   CLASSIFICATION CODE NUMBER)        IDENTIFICATION NUMBER)

                        1124 COLUMBIA STREET, SUITE 200
                               SEATTLE, WA 98104
                                 (206) 667-5711
  (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE, OF
                   REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)

                              STEVEN GILLIS, PH.D.
                     PRESIDENT AND CHIEF EXECUTIVE OFFICER
                               CORIXA CORPORATION
                        1124 COLUMBIA STREET, SUITE 200
                               SEATTLE, WA 98104
                                 (206) 667-5711
 (NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE,
                             OF AGENT FOR SERVICE)

                            ------------------------

                                   COPIES TO:

            WILLIAM W. ERICSON, ESQ.                        ALAN C. MENDELSON, ESQ.
            KARA DIANE PALMER, ESQ.                         PATRICK A. POHLEN, ESQ.
            JOHN W. ROBERTSON, ESQ.                            COOLEY GODWARD LLP
               VENTURE LAW GROUP                             FIVE PALO ALTO SQUARE
              4750 CARILLON POINT                             3000 EL CAMINO REAL
               KIRKLAND, WA 98033                           PALO ALTO, CA 94306-2155
                 (425) 739-8700                                  (650) 843-5000

                            ------------------------

        APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC:
As soon as practicable after the effective date of this Registration Statement.

                            ------------------------

    If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. [ ]

    If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [X]

    If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

    If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

                            ------------------------

                        CALCULATION OF REGISTRATION FEE

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
=====================================================================================================
                                                PROPOSED MAXIMUM  PROPOSED MAXIMUM     AMOUNT OF
   TITLE OF EACH CLASS OF       AMOUNT TO BE     OFFERING PRICE      AGGREGATE        REGISTRATION
 SECURITIES TO BE REGISTERED   REGISTERED(1)      PER SHARE(2)   OFFERING PRICE(2)       FEE(3)
-----------------------------------------------------------------------------------------------------
Common Stock, $0.001 par
  value per share............   287,500 shares       $13.00          $3,737,500        $1,133.00
=====================================================================================================

(1) Includes 37,500 shares which the Underwriters have the option to purchase to cover over-allotments, if any.

(2) Estimated solely for the purpose of computing the amount of the registration fee pursuant to rule 457(a).

(3) 3,162,500 shares were registered under SEC File No. 333-32147, of which a filing fee of $13,417.00 was previously paid with the earlier registration statement.

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

                                EXPLANATORY NOTE

     This registration statement relates to the initial public offering of Common Stock of Corixa Corporation contemplated by a Registration Statement on Form S-1, Securities and Exchange Commission File No. 333-32147 (the "Prior Registration Statement") and is filed solely to increase the number of shares to be offered in such offering by 250,000 shares plus up to 37,500 additional shares that may be sold pursuant to the Underwriters' over-allotment option. The contents of the Prior Registration Statement are hereby incorporated by reference.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, the Company has duly caused this Registration Statement on Form S-1 to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Seattle, State of Washington, on this 2nd day of October, 1997.

                                          CORIXA CORPORATION

                                          By: /s/ STEVEN GILLIS
                                            ------------------------------------
                                            Steven Gillis
                                            President and Chief Executive
                                              Officer

                               POWER OF ATTORNEY

     KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Steven Gillis and Michelle Burris, and each of them acting individually, as his or her attorney-in-fact, each with full power of substitution, for him or her in any and all capacities, to sign any and all amendments to this Registration Statement (including post-effective amendments), and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming our signatures as they may be signed by our said attorney to any and all amendments to said Registration Statement, or any related registration statement that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933, as amended. Pursuant to the requirements of the Securities Act of 1933 as amended, this Registration Statement has been signed by the following persons in the capacities set forth below on October 2, 1997:

                SIGNATURE                                TITLE                     DATE
------------------------------------------    ----------------------------  -------------------

  /s/ STEVEN GILLIS                           President, Chief Executive        October 2, 1997
  ----------------------------------------      Officer and Director
  (Steven Gillis)                               (Principal Executive
                                                Officer)

  /s/ MICHELLE BURRIS                         Vice President, Finance and       October 2, 1997
  ----------------------------------------      Administration (Principal
  (Michelle Burris)                             Financial and Accounting
                                                Officer)

  /s/ MARK MCDADE                             Executive Vice President,         October 2, 1997
  ----------------------------------------      Chief
  (Mark McDade)                                 Operating Officer and
                                                Director

  /s/ JOSEPH S. LACOB                         Chairman of the Board of          October 2, 1997
  ----------------------------------------      Directors
  (Joseph S. Lacob)

  /s/ ARNOLD L. ORONSKY                       Director                          October 2, 1997
  ----------------------------------------
  (Arnold L. Oronsky)

  /s/ ANDREW E. SENYEI                        Director                          October 2, 1997
  ----------------------------------------
  (Andrew E. Senyei)

                                 EXHIBIT INDEX

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
                                                                                     SEQUENTIALLY
EXHIBIT NO.                                DESCRIPTION                               NUMBERED PAGE
-----------   ---------------------------------------------------------------------  -------------
    1.1*      Underwriting Agreement
    5.1       Opinion of Venture Law Group, A Professional Corporation
   23.1       Consent of Ernst & Young LLP, Independent Auditors
   23.2       Consent of KPMG Peat Marwick LLP, Independent Auditors
   23.3       Consent of Venture Law Group, A Professional Corporation (included in
              Exhibit 5.1)
   24.1*      Power of Attorney

---------------

* Incorporated by reference from the Registration Statement on Form S-1 of the Registrant, File No. 333-32147